Exhibit 10.1

FIRST ADDENDUM TO THE TERM LOAN FACILITY AGREEMENT

Between

ASP ISOTOPES INCORPORATED

("ASPI")

and

ASP ISOTOPES SOUTH AFRICA PROPRIETARY LIMITED

("Lender")

and

RENERGEN LIMITED

("Borrower")

each hereinafter referred to individually as a Party and collectively as the Parties.

Table of Contents

Table of Contents

1.	DEFINITIONS AND INTERPRETATION	3
2.	INTRODUCTION	3
3.	AMENDMENT	3
4.	CONFLICT	4
5.	COUNTERPARTS	4
6.	GENERAL	4
7.	SIGNATURE	4

WHEREBY the Parties agree as follows:

1.
DEFINITIONS AND INTERPRETATION
1.1
Capitalised terms used but not defined in this First Addendum shall, unless otherwise stated, bear the meanings given to them in the Term Loan Facility Agreement (as defined below).
1.2
For the purposes of interpretation, this First Addendum and the Term Loan Facility Agreement shall at all times be read together.
1.3
In the Term Loan Facility Agreement and the First Addendum, the following words shall, unless otherwise stated or inconsistent with the context in which they appear, bear the following meanings and other words derived from the same origins as such words (that is, cognate words) shall bear corresponding meanings:
1.4
"Initial Signature Date" means 19 May 2025;
1.5
"Term Loan Facility Agreement" means the written term loan facility agreement, entered into between the Parties on the Initial Signature Date, as amended from time to time; and
1.6
"Signature Date" means the date when this First Addendum is signed by the last Party in time to do so.
2.
INTRODUCTION
2.1
The Parties entered into the Term Loan Facility Agreement.
2.2
Pursuant to the Term Loan Facility Agreement, the Lender agreed to make available to the Borrower a loan facility in the aggregate principal amount of USD 30,000,000 to support the Borrower's operational funding requirements, including those arising from delays in implementing its Phase 1 Virginia Gas Project.
2.3
In light of the Borrower's ongoing funding requirements, the Parties now wish to amend the original Term Loan Facility Agreement to (i) increase the aggregate principal amount of the loan facility from USD 30,000,000 to USD 35,500,000, and (ii) extend the Final Repayment Date.
2.4
This First Addendum records and formalises the agreed amendments to the Term Loan Facility Agreement.
3.
AMENDMENT
3.1
With effect from the Signature Date, the Parties hereby agree to amend the following clauses in the Term Loan Facility Agreement in accordance with clause 23.2 of the Term Loan Facility Agreement, as follows:
3.1.1
Clause 3.1.18 is deleted and replaced with:

"3.1.18 Facility Amount means the ZAR equivalent of USD 35,500,000 (thirty-five million five hundred thousand United States Dollars), to be converted by the Lender on the date of any Advance based on the ZAR to United States Dollar conversion rate quoted by the Lender's South African bank on the relevant Advance Date;"

3.1.2
Clause 3.1.21 is deleted and replaced with:

"3.1.21 Final Repayment Date means the date falling 60 (sixty) days after written demand by the Lender to the Borrower, which demand may be made at any time in the Lender's sole discretion, provided that such demand shall be in writing and delivered in accordance with the notice provisions of this Agreement;"

3.1.3
Clause 10.2 is deleted and replaced with:

"10.2 If the Lender has not delivered a written demand contemplated in the definition of Final Repayment Date, the Borrower shall be entitled, by written notice to the Lender delivered in accordance with the notice provisions of this Agreement, to elect to repay all of the Outstandings in full, in which event such repayment shall be made within 30 (thirty) Business Days after delivery of such notice."

4.
CONFLICT
4.1
This First Addendum shall be supplemental to the Term Loan Facility Agreement.
4.2
In the event of any conflict between the provisions of the Term Loan Facility Agreement and any of the provisions of this First Addendum, this First Addendum shall prevail.
5.
COUNTERPARTS

This First Addendum may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same agreement as at the Signature Date.

6.
GENERAL
6.1
No contract varying, adding to, deleting from, or cancelling this First Addendum, and no waiver of any right under this First Addendum, shall be effective unless reduced to writing and signed by or on behalf of the Parties.
6.2
This First Addendum contains the entire agreement between the Parties relating to the matters recorded herein, and no Party shall be bound by any undertakings, representations, warranties, promises or the like not recorded in this First Addendum.
7.
SIGNATURE

Signed on behalf of the Parties set out below, each signatory warrants that he or she has due authority to do so.

[SIGNATURE PAGE FOLLOWS]

SIGNED at Pretoria on this the 15 day January of 2026.

For and on behalf of

THE LENDER
/s/ Mangaliso Mithi
Signatory: Mangaliso Mithi
Capacity: Regional Finance Director
Who warrants his authority hereto

SIGNED at London on this the 15 day January of 2026.

For and on behalf of

ASP ISOTOPES INCORPORATED
/s/ Robert Ainscow
Signatory: Robert Ainscow
Capacity: COO
Who warrants his authority hereto

SIGNED at Sandton on this the 15 day January of 2026.

For and on behalf of

THE BORROWER
/s/ Nick Mitchell
Signatory: Nick Mitchell
Capacity: COO
Who warrants his authority hereto